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Exhibit 3.1

                                                  Conformed to show
                                                  amendments through
                                                  April 24, 1998


                               COMPOSITE
                      CERTIFICATE OF INCORPORATION
                                   OF
                          LINDBERG CORPORATION

     FIRST.  The name of the corporation is

                          LINDBERG CORPORATION

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 26,000,000, of which 25,000,000 shall be shares of common stock, $0.01 par value, and 1,000,000 of which shall be shares of preferred stock, $0.01 par value. The corporation may issue preferred stock from time to time in one or more series as the board of directors of the corporation may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the board of directors pursuant to the authority granted hereby.

     FIFTH.   The name  and mailing  address of  the incorporator  is as follows:

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  Name                                 Mailing Address
  ----                                 ---------------
John H. Bitner................135 South LaSalle Street,
                              Chicago, Illinois 60603

     SIXTH. The original by-laws of the corporation shall be adopted by the incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation (subject to the terms of Article Tenth).

     SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be

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designated from time to time by the board of directors  or in the by-
laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     EIGHTH. (a) Any person (and the heirs, executors, administrators and estates of any such persons) who at any time shall serve, or shall have served, as a director or officer of the corporation or of any other enterprise at the request of the corporation, shall be indemnified by the corporation in accordance with and to the fullest extent authorized by the General Corporation Law of Delaware as it may exist from time to time, except as to any action, suit or proceeding brought by or on behalf of such director or officer without the prior approval of the board of directors. Any person (and the heirs, executors, administrators and estates of such persons) who at any time shall serve, or shall have served, as an employee or an agent of the corporation, or of any other enterprise at the request of the corporation, may be similarly indemnified at the discretion of the board of directors of the corporation.

          (b) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (c) Neither the amendment nor repeal of this Article Eighth, nor the adoption of any provision of the certificate of incorporation inconsistent with this Article Eighth, shall eliminate or reduce the effect of this Article in respect of any matter occurring or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     NINTH. The corporation reserves the right (subject to the terms of Article Thirteenth) to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH. The number of directors which shall constitute the whole board of directors of the corporation shall be the number from time to time fixed by the by-laws of the corporation, and such number of directors so fixed in such by-laws may be changed only by receiving the affirmative vote of (i) the holders of at least two-thirds of all the securities of the corporation then entitled to vote on such change, or
(ii) two-thirds of the directors in office at the time of vote. At the time of the corporation's annual meeting of stockholders in 1976, the board of directors shall be divided into three classes: class I, class II, and class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial class I directors shall expire at the annual meeting of the stockholders in 1977; the term of office of the initial class II directors shall expire at the annual meeting of stockholders in 1978; and the term of office of the initial class III directors shall expire at the annual meeting of stockholders in 1979, or thereafter in each case when their respective successors are
elected and  qualified.   (In  the  event the  proposed  merger of

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this
corporation with Lindberg Corporation, an Illinois corporation, shall not be effective prior to the election of directors at the 1976 annual meeting of shareholders, the foregoing references to years shall be advanced by one; e.g., 1976 shall be deemed to read 1977, etc.). At each annual election held thereafter, the directors chosen to succeed those whose terms have expired shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case when their respective successors are elected and qualified. When the number of directors is changed any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     ELEVENTH. (a) For the purposes of this Article Eleventh: (i) the term "Person" shall include any individual, corporation, partnership, trust, unincorporated organization or other entity, any syndicate or group or any two or more of the foregoing that have any agreement or understanding (or, with or without an agreement or understanding, act in concert) with respect to acquiring, holding, voting or disposing of securities of the corporation, and shall include also any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1976) of any Person; (ii) any Person shall be deemed to be the beneficial owner of any securities of the corporation which such Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;
(iii) the term "Substantial Part" shall mean any assets having a then fair market value, in the aggregate, of more than $5,000,000; (iv) the term "Subsidiary" shall mean any corporation in which the corporation owns, directly or indirectly, more than 50% of the voting securities;
(v) the term "Substantial Amount" shall mean any securities of the corporation having a then fair market value of more than $5,000,000;
(vi) the outstanding securities of any class of the corporation shall include securities deemed owned through application of the preceding clauses of this paragraph (a) of this Article Eleventh, but shall not include any other securities which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise; and (vii) a "Required Vote" shall mean the affirmative vote of the holders of at least two-thirds of all of the securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this Article Eleventh as one class.

     (b) Except as set forth in paragraph (d) of this Article Eleventh, a Required Vote shall be necessary (i) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other Person, or (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantially Part of the assets of the corporation or any Subsidiary to any other Person, or (iii) to authorize the issuance or transfer by the corporation of any Substantial Amount of securities of the corporation in exchange for the securities or assets of any other Person, if, in any such case, as of the record date for the determination of security holders entitled to notice thereof and to vote thereon, such other Person is the beneficial owner, directly or indirectly, of more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this Article Eleventh as one class. The Required Vote shall be in lieu of any lesser vote of the holders of the voting securities of the corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by

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law,  this certificate  of  incorporation or  any  agreement or contract to which the corporation is a party.

     (c) The board of directors of the corporation shall have the power and duty to determine for the purposes of this Article Eleventh, on the basis of information known to the corporation, whether this Article Eleventh applies to any transaction, including but not limited to whether (i) such transaction involves a Substantial Part of the assets of the corporation and its subsidiaries, (ii) one or more Persons are to be deemed to be a single Person, (iii) a Person is an "affiliate" or "associate" (as defined above) of another, (iv) any Person beneficially owns more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, (v) a Person has an agreement or understanding, or is acting in concert, with respect to acquiring, holding, voting or disposing of securities of the corporation, and (vi) the memorandum of understanding referred to in Paragraph (d) of this Article Eleventh is substantially consistent with the transaction covered thereby. Determinations of the board of directors of the corporation shall be conclusive and binding for all purposes of this Article Eleventh.

     (d) The provisions of this Article Eleventh shall not be applicable to (i) any agreement or transaction referred to in paragraph
(b) of this Article Eleventh, if the board of directors of the corporation shall by resolution have approved a memorandum of understanding with the other Person who is a party to such agreement or transaction with respect to, and substantially consistent with, such transaction and such resolution shall have been approved either (A) by the board of directors, prior to the time that such Person shall have become a holder of more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, or (B) by sufficient members of the board of directors who were directors prior to the time that such Person shall have become a holder of more than 10% of the outstanding securities of the corporation then entitled to vote at a meeting of stockholders, to constitute a majority of the total number of directorships (including vacant directorships), or (ii) any merger or consolidation of the corporation with or into any Person, or any sale, lease or exchange of any of the assets of any Person to, or with the corporation or any subsidiary thereof if a majority of the outstanding shares of all classes of stock then entitled to vote at a meeting of stockholders of such Person is owned by the corporation and its Subsidiaries.

     TWELFTH. The corporation may voluntarily liquidate and dissolve only if the proposed liquidation and dissolution is approved by the affirmative vote of the holders of at least two-thirds of all of the securities of the corporation then entitled to vote at a meeting of stockholders, considered for the purposes of this Article Twelfth as one class.

     THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in any manner now or hereafter permitted or prescribed by statute; provided that no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article Tenth, Article Eleventh, Article Twelfth or this Article Thirteenth, unless the amendment effectuating such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of at least two-thirds of all the securities of the corporation then entitled to vote on such amendment, alteration, change or repeal, considered as one class. Such two-thirds affirmative vote shall be in addition to any vote

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of the holders of securities of  the corporation otherwise required by law, this certificate of incorporation or any agreement or contract to which the corporation is a party.

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